Exhibit 99.e(ii)

FORM OF AMENDED
ANNEX A TO
DISTRIBUTION AGREEMENT

Portfolios:

RS Asset Allocation Fund
RS S&P 500 Index Fund
RS Investment Quality Bond Fund
RS Low Duration Bond Fund
RS High Yield Bond Fund
RS Tax-Exempt Fund
RS Cash Management Fund
RS International Growth Fund
RS Emerging Markets Fund
RS Core Equity Fund
RS Small Cap Core Equity Fund
RS Large Cap Value Fund
RS Diversified Growth Fund
RS Emerging Growth Fund
RS Growth Fund
The Information Age Fund
RS Internet Age Fund
RS Midcap Opportunities Fund
RS Smaller Company Growth Fund
RS Global Natural Resources Fund
RS Partners Fund
RS Value Fund
RS Investors Fund
RS Equity Dividend Fund